Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2021 Earnings; Declares Quarterly Dividend

Indiana, PA, July 27, 2021 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2021.
Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Reported Results
Net income	$29,619	$39,770	$23,851	$69,389	$28,578
Diluted earnings per share	$0.31	$0.41	$0.24	$0.72	$0.29
Return on average assets	1.26%	1.77%	1.06%	1.51%	0.66%
Return on average equity	10.82%	14.98%	8.95%	12.87%	5.36%

Operating Results (non-GAAP)(1)
Core net income	$29,777	$39,855	$24,176	$69,632	$28,906
Core diluted earnings per share	$0.31	$0.41	$0.25	$0.72	$0.29
Core pre-tax pre-provision net revenue	$42,943	$45,046	$36,153	$87,989	$72,883
Provision expense	$5,413	($4,390)	$6,859	$1,023	$37,826
Net charge-offs	$3,927	$3,270	$4,493	$7,197	$8,022
Reserve build/(release)(2)	$275	($4,546)	$2,366	($4,271)	$29,804
Core return on average assets (ROAA)	1.26%	1.77%	1.08%	1.51%	0.67%
Core pre-tax pre-provision ROAA	1.82%	2.00%	1.61%	1.91%	1.69%
Return on average tangible common equity	15.54%	21.58%	13.13%	18.50%	8.03%
Core return on average tangible common equity	15.62%	21.63%	13.30%	18.56%	8.12%
Core efficiency ratio	53.21%	53.18%	56.73%	53.20%	57.46%
Net interest margin (FTE)	3.17%	3.40%	3.29%	3.29%	3.46%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Second Quarter 2021 Highlights
•Net income of $29.6 million and diluted earnings per share totaled $0.31, an increase of $5.8 million, or $0.07 per share from the second quarter of 2020
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $42.9 million, a decrease of $2.1 million from the previous quarter and an increase of $6.8 million from the second quarter of 2020

•The Company achieved positive operating leverage during the first six months of 2021
◦Core revenue(1) grew $12.3 million, or 6.9%, from the prior year
◦Core noninterest expense(1) decreased $1.0 million, or 1.0%, from the prior year
•Portfolio loans (excluding Paycheck Protection Program (PPP) loans) increased $189.7 million, or 12.1% annualized from the previous quarter, driven by strong commercial production and continued consumer loan growth
◦Year-to-date annualized portfolio loan growth (excluding PPP loans) was 5.3%
◦Average loans (excluding PPP loans) increased $49.7 million, or 3.2% annualized, from the previous quarter
•Net interest income (FTE) of $68.5 million decreased $1.3 million from the previous quarter due to lower interest and fees recognized on PPP loans, but increased $1.4 million from the second quarter of 2020
•Noninterest income of $26.1 million (excluding net security gains) decreased $1.2 million from the previous quarter but increased $4.3 million from the second quarter of 2020
•Noninterest expense of $51.5 million decreased $0.3 million from the previous quarter and decreased $1.2 million from the second quarter of 2020
•Total PPP loans decreased $186.1 million from the previous quarter resulting in the total PPP loan balance at June 30, 2021 of $292.4 million
•Average deposits increased $375.9 million, or 19.9% annualized compared to the prior quarter, despite $69.6 million in intentional time deposit runoff
◦End of period deposits grew $15.8 million from the previous quarter
◦Average noninterest-bearing deposits grew $190.8 million, or 31.6% annualized, compared to the prior quarter
•Tangible book value per share grew 10.4% annualized compared to the prior quarter and 6.5% year-over-year
•First Commonwealth Bank (the Bank) has been recognized for the third consecutive year by Forbes as one of the World’s Best Banks for 2021
•On June 14, 2021, the Bank announced it will enter the equipment leasing and finance business with the addition of Rob Boyer to its executive team as President of First Commonwealth Equipment Finance Group
Profitability
•The core efficiency ratio(1) of 53.21% improved 352 basis points from the second quarter of 2020 and was relatively unchanged from the previous quarter
•The return on average assets (ROA) improved 20 basis points to 1.26% compared to the second quarter of 2020
•Core pre-tax pre-provision ROA(1) for the quarter ended June 30, 2021 was 1.82% as compared to 2.00% in the prior quarter and 1.61% in the second quarter of 2020
•The net interest margin of 3.17% decreased 23 basis points compared to the prior quarter and decreased 12 basis points as compared to the prior year quarter

Strong capital and liquidity positions
•On April 26, 2021, the Board of Directors authorized a 4.5% increase in the quarterly cash dividend to shareholders
•Bank-level Tier 1 Capital ratio of 11.9%, which represents $273.0 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•Total available liquidity of $4.7 billion
•A total of 72,724 shares at a weighted average price of $13.95 were purchased during the second quarter of 2021 under the company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $23.6 million as of June 30, 2021
Asset quality
•The provision for credit losses was $5.4 million, an increase of $9.8 million compared to the previous quarter when the provision for credit losses was ($4.4) million
•The allowance for credit losses as a percentage of end-of-period loans (excluding PPP loans) was 1.50% compared to 1.55% in the previous quarter
•Total criticized loans decreased $21.7 million from the previous quarter
◦Total nonperforming assets increased $1.4 million from the previous quarter
•Net charge-offs on loans totaled $3.9 million, an increase of $0.7 million from the previous quarter
◦Net charge-offs as a percentage of average loans outstanding (excluding PPP loans, annualized) was 0.25% in the second quarter of 2021 as compared to 0.21% in the previous quarter
“I am pleased with our results in the second quarter. As expected, our loan growth accelerated in multiple categories during the second quarter, bringing our year-to-date annualized loan growth to 5.3% excluding PPP, well within our mid-single-digit long-term target,” stated T. Michael Price, President and Chief Executive Officer. “We remain committed to achieving positive operating leverage despite revenue headwinds from net interest margin compression. Our track record of controlling expenses continued in the second quarter even while we continued to make investments to drive future growth. In June, we announced our entry into the equipment finance business through the hiring of Rob Boyer. Through Rob’s leadership, this new vertical will further diversify our earnings stream, and will benefit both our commercial customers and our shareholders in the long-run.”
Earnings
Net income for the second quarter of 2021 was $29.6 million, or $0.31 per share, compared to $39.8 million, or $0.41 per share in the first quarter of 2021 and $23.9 million, or $0.24 per share for the second quarter of 2020.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $68.5 million decreased $1.3 million from the previous quarter and increased $1.4 million from the prior year quarter. The decrease from the previous quarter was primarily due to a $2.4 million decrease in fees and interest on PPP loans, partially offset by the effects of a $356.1 million increase in average investment securities and a $69.6 million decrease in higher-cost time deposits. Interest and fee income recognized on PPP loans totaled $5.5 million in the second quarter of 2021 as compared to $7.9 million in the prior quarter.
The net interest margin for the second quarter of 2021 was 3.17%, a decrease of 23 basis points from the previous quarter and a decrease of 12 basis points from the second quarter of 2020. The decrease from the previous quarter was due primarily to an 11 basis point decrease in the yield on loans (excluding PPP loans) and a 147 basis point decrease in the yield on PPP loans (inclusive of loan forgiveness), partially offset by a seven basis point decrease in the cost of interest-bearing liabilities.
Total average deposits grew $375.9 million in the second quarter of 2021 as compared to the previous quarter. Average noninterest bearing deposits grew $190.8 million and offset a $69.6 million decrease in average time deposits.
Total end-of-period deposits grew $15.8 million from the previous quarter.
Asset Quality
The Company adopted CECL on December 31, 2020, effective January 1, 2020.
Provision expense in the second quarter of 2021 totaled $5.4 million as compared to ($4.4) million in the previous quarter. The provision expense during the quarter was a reflection of an improved economic forecast offset by strong end-of-period loan growth and a $1.2 million increase in unfunded commitment reserves.
At June 30, 2021, nonperforming loans totaled $52.8 million, an increase of $2.4 million from the previous quarter and a decrease of $3.2 million from the second quarter of 2020. Nonperforming loans represented 0.82% of total loans (excluding PPP loans) as compared to 0.80% and 0.88% for the periods ended March 31, 2021 and June 30, 2020, respectively.
At June 30, 2021, criticized loans totaled $250.4 million, a decrease of $21.7 million from the previous quarter.
During the second quarter of 2021, net charge-offs were $3.9 million as compared to $3.3 million in the previous quarter and $4.5 million in the second quarter of 2020. Net charge-offs in the second quarter of 2021 were negatively impacted by a $3.6 million charge-off related to an individual commercial borrower.
Net charge-offs as a percentage of average loans (excluding PPP, annualized) were 0.25%, 0.21% and 0.28% for the periods ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $26.1 million for the second quarter of 2021, as compared to $27.3 million for the first quarter of 2021 and $21.8 million for the second quarter of 2020.
The $1.2 million decrease from the previous quarter was primarily due to a $2.0 million decrease in gain on sale of mortgage loans due to an increase in new mortgage originations being retained in the Bank's loan portfolio and a $1.7 million decrease in the derivative mark-to-market adjustment on interest rate swaps as a result of changes in fair value due to movement in bond spreads, swap rates and counterparty credit risk, which negatively impacted noninterest income. These decreases were partially offset by a $1.1 million increase in fee income related to new interest rate swaps due to increased commercial demand and a $1.0 million increase in card-related interchange income.
Noninterest expense (excluding branch consolidation, early retirement and COVID-19 related expenses) totaled $51.3 million for the second quarter of 2021, as compared to $51.7 million for the first quarter of 2021 and $52.3 million for the second quarter of 2020. The $0.4 million decrease from the previous quarter was primarily the result of a $0.9 million decrease in occupancy expense due to seasonally higher snow removal in the previous quarter and a $0.5 million decrease in contributions, partially offset by a $0.7 million increase in hospitalization expense and a $0.4 million increase in Pennsylvania shares tax.
The core efficiency ratio was 53.21% during the second quarter of 2021 as compared to 53.18% in the previous quarter and 56.73% in the second quarter of 2020.
Full time equivalent staff was 1,392 at June 30, 2021, 1,387 at March 31, 2021, and 1,465 at June 30, 2020. The decrease from the prior year quarter is the result of a company-wide hiring freeze implemented at the end of the first quarter of 2020 and the consolidation of 20% of the Bank’s branch facilities in the fourth quarter of 2020.

Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.115 per share, which represents a 4.5% increase from the second quarter of 2020. The cash dividend is payable on August 20, 2021 to shareholders of record as of August 6, 2021. This dividend represents a 3.4% projected annual yield utilizing the July 26, 2021 closing market price of $13.41.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2021 were 15.2%, 12.6%, 9.6% and 11.6% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter of 2021 on Wednesday, July 28, 2021 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-833-302-1887 conference ID # 2497028 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-585-8367 and entering the conference ID # 2497028. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 119 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees;

(16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
SUMMARY RESULTS OF OPERATIONS
Net interest income	$68,199	$69,442	$66,686	$137,641	$134,410
Provision for credit losses	5,413	(4,390)	6,859	1,023	37,826
Noninterest income	26,086	27,355	21,812	53,441	41,085
Noninterest expense	51,542	51,859	52,756	103,401	103,027
Net income	29,619	39,770	23,851	69,389	28,578
Core net income (5)	29,777	39,855	24,176	69,632	28,906
Earnings per common share (diluted)	$0.31	$0.41	$0.24	$0.72	$0.29
Core earnings per common share (diluted) (6)	$0.31	$0.41	$0.25	$0.72	$0.29
KEY FINANCIAL RATIOS
Return on average assets	1.26%	1.77%	1.06%	1.51%	0.66%
Core return on average assets (7)	1.26%	1.77%	1.08%	1.51%	0.67%
Return on average assets, pre-provision, pre-tax	1.81%	2.00%	1.59%	1.90%	1.68%
Core return on average assets, pre-provision, pre-tax	1.82%	2.00%	1.61%	1.91%	1.69%
Return on average shareholders' equity	10.82%	14.98%	8.95%	12.87%	5.36%
Return on average tangible common equity (8)	15.54%	21.58%	13.13%	18.50%	8.03%
Core return on average tangible common equity (9)	15.62%	21.63%	13.30%	18.56%	8.12%
Core efficiency ratio (2)(10)	53.21%	53.18%	56.73%	53.20%	57.46%
Net interest margin (FTE) (1)	3.17%	3.40%	3.29%	3.29%	3.46%

Book value per common share	$11.50	$11.30	$10.96
Tangible book value per common share (11)	8.22	8.01	7.72
Market value per common share	14.07	14.37	8.28
Cash dividends declared per common share	0.115	0.110	0.110	0.225	0.220
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.78%	0.75%	0.81%
Nonperforming loans as a percent of end-of-period loans, excluding PPP loans (3)	0.82%	0.80%	0.88%
Nonperforming assets as a percent of total assets (3)	0.57%	0.55%	0.62%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.59%	0.58%	0.66%
Net charge-offs as a percent of average loans (annualized) (4)	0.23%	0.20%	0.27%
Net charge-offs as a percent of average loans, excluding PPP loans (annualized) (4)	0.25%	0.21%	0.28%
Allowance for credit losses as a percent of nonperforming loans (4)	183.81%	192.06%	145.37%
Allowance for credit losses as a percent of end-of-period loans (4)	1.44%	1.44%	1.18%
Allowance for credit losses as a percent of end-of-period loans, excluding PPP loans (4)	1.50%	1.55%	1.28%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.8%	11.5%	11.5%
Tangible common equity as a percent of tangible assets (12)	8.7%	8.5%	8.4%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	9.0%	8.9%	8.9%
Leverage Ratio	9.6%	9.7%	9.3%
Risk Based Capital - Tier I	12.6%	12.6%	11.8%
Risk Based Capital - Total	15.2%	15.3%	14.4%
Common Equity - Tier I	11.6%	11.6%	10.7%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
INCOME STATEMENT
Interest income	$72,051	$74,061	$74,981	$146,112	$154,310
Interest expense	3,852	4,619	8,295	8,471	19,900
Net Interest Income	68,199	69,442	66,686	137,641	134,410
Provision for credit losses	5,413	(4,390)	6,859	1,023	37,826
Net Interest Income after Provision for Credit Losses	62,786	73,832	59,827	136,618	96,584
Net securities gains	10	6	8	16	27
Trust income	2,706	2,516	2,109	5,222	4,220
Service charges on deposit accounts	4,310	4,047	3,286	8,357	8,031
Insurance and retail brokerage commissions	1,978	2,172	1,831	4,150	3,826
Income from bank owned life insurance	1,509	1,951	1,800	3,460	3,416
Gain on sale of mortgage loans	3,084	5,046	4,243	8,130	6,789
Gain on sale of other loans and assets	2,111	1,690	581	3,801	1,280
Card-related interchange income	7,406	6,427	5,886	13,833	11,148
Derivative mark-to-market	(277)	1,430	(221)	1,153	(1,962)
Swap fee income	1,252	146	609	1,398	823
Other income	1,997	1,924	1,680	3,921	3,487
Total Noninterest Income	26,086	27,355	21,812	53,441	41,085
Salaries and employee benefits	28,347	28,671	28,773	57,018	58,750
Net occupancy	3,881	4,773	4,397	8,654	9,370
Furniture and equipment	3,866	3,948	3,657	7,814	7,435
Data processing	3,192	3,052	2,596	6,244	5,063
Pennsylvania shares tax	1,258	832	1,254	2,090	1,992
Advertising and promotion	1,355	1,324	1,535	2,679	2,685
Intangible amortization	863	866	919	1,729	1,853
Other professional fees and services	1,091	751	920	1,842	1,818
FDIC insurance	438	696	733	1,134	761
Litigation and operational losses	556	479	319	1,035	709
Loss on sale or write-down of assets	43	9	140	52	353
COVID-19 related	232	74	419	306	442
Branch consolidation	(22)	40	—	18	—
Other operating expenses	6,442	6,344	7,094	12,786	11,796
Total Noninterest Expense	51,542	51,859	52,756	103,401	103,027
Income before Income Taxes	37,330	49,328	28,883	86,658	34,642
Income tax provision	7,711	9,558	5,032	17,269	6,064
Net Income	$29,619	$39,770	$23,851	$69,389	$28,578

Shares Outstanding at End of Period	96,201,628	96,248,476	98,132,697	96,201,628	98,132,697
Average Shares Outstanding Assuming Dilution	96,282,425	96,233,647	98,146,854	96,255,475	98,254,429

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2021	2021	2020
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$89,505	$83,989	$108,970
Interest-bearing bank deposits	194,948	420,645	348,763
Securities available for sale, at fair value	1,102,057	1,056,703	914,412
Securities held to maturity, at amortized cost	554,225	407,833	297,986
Loans held for sale	19,530	20,604	30,409

Loans	6,740,535	6,736,894	6,922,075
Allowance for credit losses	(97,038)	(96,763)	(81,441)
Net loans	6,643,497	6,640,131	6,840,634

Goodwill and other intangibles	315,497	316,148	318,072
Other assets	483,143	470,936	505,409
Total Assets	$9,402,402	$9,416,989	$9,364,655

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,617,651	$2,616,303	$2,288,299

Interest-bearing demand deposits	269,451	267,571	327,691
Savings deposits	4,566,815	4,501,456	4,431,919
Time deposits	431,102	483,926	734,292
Total interest-bearing deposits	5,267,368	5,252,953	5,493,902

Total deposits	7,885,019	7,869,256	7,782,201

Short-term borrowings	107,372	110,762	108,484
Long-term borrowings	182,767	233,012	233,723
Total borrowings	290,139	343,774	342,207

Other liabilities	120,825	116,479	164,542
Shareholders' equity	1,106,419	1,087,480	1,075,705
Total Liabilities and Shareholders' Equity	$9,402,402	$9,416,989	$9,364,655

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2021	Rate	2021	Rate	2020	Rate	2021	Rate	2020	Rate
NET INTEREST MARGIN

Assets
Loans, excluding PPP loans (FTE)(1)(3)	$6,341,805	3.80%	$6,292,076	3.91%	$6,372,145	4.14%	$6,317,078	3.86%	$6,313,985	4.38%
PPP Loans	429,917	5.11%	489,375	6.58%	405,738	2.73%	459,482	5.89%	202,869	2.73%
Securities and interest-bearing bank deposits (FTE) (1)	1,886,184	1.43%	1,530,107	1.54%	1,412,275	1.99%	1,709,129	1.48%	1,333,987	2.21%
Total Interest-Earning Assets (FTE) (1)	8,657,906	3.35%	8,311,558	3.63%	8,190,158	3.70%	8,485,689	3.49%	7,850,841	3.97%
Noninterest-earning assets	793,777		818,896		853,396		806,267		839,596
Total Assets	$9,451,683		$9,130,454		$9,043,554		$9,291,956		$8,690,437

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,858,531	0.07%	$4,603,822	0.10%	$4,568,202	0.24%	$4,731,880	0.08%	$4,391,763	0.36%
Time deposits	458,638	0.47%	528,265	0.75%	776,892	1.51%	493,259	0.62%	801,429	1.58%
Short-term borrowings	114,966	0.09%	119,369	0.11%	112,063	0.17%	117,155	0.10%	157,188	0.81%
Long-term borrowings	206,495	4.65%	233,113	4.41%	233,819	4.41%	219,731	4.52%	233,934	4.41%
Total Interest-Bearing Liabilities	5,638,630	0.27%	5,484,569	0.34%	5,690,976	0.59%	5,562,025	0.31%	5,584,314	0.72%
Noninterest-bearing deposits	2,604,695		2,413,887		2,130,775		2,509,818		1,903,568
Other liabilities	110,264		155,443		150,254		132,729		131,122
Shareholders' equity	1,098,094		1,076,555		1,071,549		1,087,384		1,071,433
Total Noninterest-Bearing Funding Sources	3,813,053		3,645,885		3,352,578		3,729,931		3,106,123
Total Liabilities and Shareholders' Equity	$9,451,683		$9,130,454		$9,043,554		$9,291,956		$8,690,437

Net Interest Margin (FTE) (annualized)(1)		3.17%		3.40%		3.29%		3.29%		3.46%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2021	2021	2020
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,081,822	$1,077,218	$1,202,212
Paycheck Protection Program	292,355	478,453	570,887
Commercial real estate	2,205,758	2,167,506	2,224,710
Real estate construction	317,496	316,207	339,603
Total Commercial	3,897,431	4,039,384	4,337,412

Consumer Loan Portfolio:
Closed-end mortgages	1,259,798	1,178,640	1,140,101
Home equity lines of credit	568,985	577,975	583,187
Real estate construction	97,320	88,373	76,726
Total Real Estate - Consumer	1,926,103	1,844,988	1,800,014

Auto loans	829,150	759,061	671,202
Direct installment	28,805	32,143	43,629
Personal lines of credit	53,720	55,719	63,600
Student loans	5,326	5,599	6,218
Total Other Consumer	917,001	852,522	784,649
Total Consumer Portfolio	2,843,104	2,697,510	2,584,663
Total Portfolio Loans	6,740,535	6,736,894	6,922,075
Loans held for sale	19,530	20,604	30,409
Total Loans	$6,760,065	$6,757,498	$6,952,484

	June 30,	March 31,	June 30,
	2021	2021	2020
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$22,219	$23,056	$44,968
Loans held for sale on a nonaccrual basis	—	—	—
Troubled debt restructured loans on nonaccrual basis	23,981	20,628	3,600
Troubled debt restructured loans on accrual basis	6,593	6,697	7,455
Total Nonperforming Loans	$52,793	$50,381	$56,023
Other real estate owned ("OREO")	394	916	1,634
Repossessions ("Repos")	440	833	537
Total Nonperforming Assets	$53,627	$52,130	$58,194
Loans past due in excess of 90 days and still accruing	903	1,079	1,421
Classified loans	55,957	72,026	76,917
Criticized loans	250,427	272,143	125,432

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.80%	0.77%	0.84%
Allowance for credit losses	$97,038	$96,763	$81,441

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$3,784	$479	$1,234	$4,263	$1,639
Real estate construction	(135)	—	(26)	(135)	(26)
Commercial real estate	6	1,511	2,151	1,517	2,373
Residential real estate	(160)	68	2	(92)	504
Loans to individuals	432	1,212	1,132	1,644	3,532
Net Charge-offs	$3,927	$3,270	$4,493	$7,197	$8,022

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.23%	0.20%	0.27%	0.21%	0.25%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.25%	0.21%	0.28%	0.23%	0.26%
Provision for credit losses as a percentage of net charge-offs	137.84%	(134.25)%	152.66%	14.21%	471.53%
Provision for credit losses	$5,413	$(4,390)	$6,859	$1,023	$37,826

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020

Interest income	$72,051	$74,061	$74,981	$146,112	$154,310
Adjustment to fully taxable equivalent basis (1)	290	309	359	598	755
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	72,341	74,370	75,340	146,710	155,065
Interest expense	3,852	4,619	8,295	8,471	19,900
Net interest income, (FTE) (1)	$68,489	$69,751	$67,045	$138,239	$135,165

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020

Net Income	$29,619	$39,770	$23,851	$69,389	$28,578
Intangible amortization	863	866	919	1,729	1,853
Tax benefit of amortization of intangibles	(181)	(182)	(193)	(363)	(389)
Net Income, adjusted for tax affected amortization of intangibles	$30,301	$40,454	$24,577	$70,755	$30,042

Average Tangible Equity:
Total shareholders' equity	$1,098,094	$1,076,555	$1,071,549	$1,087,384	$1,071,433
Less: intangible assets	315,776	316,438	318,486	316,105	318,877
Tangible Equity	782,318	760,117	753,063	771,279	752,556
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$782,318	$760,117	$753,063	$771,279	$752,556

(8)Return on Average Tangible Common Equity	15.54%	21.58%	13.13%	18.50%	8.03%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020

Core Net Income:
Total Net Income	$29,619	$39,770	$23,851	$69,389	$28,578
Net securities gains	(10)	(6)	(8)	(16)	(27)
Tax benefit of net securities gains	2	1	2	3	6
COVID-19 related	232	74	419	306	442
Tax benefit of COVID 19 related	(49)	(16)	(88)	(64)	(93)
Branch consolidation related	(22)	40	—	18	—
Tax benefit of bank consolidation related expenses	5	(8)	—	(4)	—
(5) Core net income	$29,777	$39,855	$24,176	$69,632	$28,906
Average Shares Outstanding Assuming Dilution	96,282,425	96,233,647	98,146,854	96,255,475	98,254,429
(6) Core Earnings per common share (diluted)	$0.31	$0.41	$0.25	$0.72	$0.29

Intangible amortization	863	866	919	1,729	1,853
Tax benefit of amortization of intangibles	(181)	(182)	(193)	(363)	(389)
Core Net Income, adjusted for tax affected amortization of intangibles	$30,459	$40,539	$24,902	$70,998	$30,370

(9) Core Return on Average Tangible Common Equity	15.62%	21.63%	13.30%	18.56%	8.12%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Core Return on Average Assets:
Total Net Income	$29,619	$39,770	$23,851	$69,389	$28,578
Total Average Assets	9,451,683	9,130,454	9,043,554	9,291,956	8,690,437
Return on Average Assets	1.26%	1.77%	1.06%	1.51%	0.66%

Core Net Income (5)	$29,777	$39,855	$24,176	$69,632	$28,906
Total Average Assets	9,451,683	9,130,454	9,043,554	9,291,956	8,690,437
(7) Core Return on Average Assets	1.26%	1.77%	1.08%	1.51%	0.67%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Core Efficiency Ratio:
Total Noninterest Expense	$51,542	$51,859	$52,756	$103,401	$103,027
Adjustments to Noninterest Expense:
Unfunded commitment reserve	—	—	887	—	(1,652)
Intangible amortization	863	866	919	1,729	1,853
COVID-19 related	232	74	419	306	442
Branch consolidation related	(22)	40	—	18	—
Noninterest Expense - Core	$50,469	$50,879	$50,531	$101,348	$102,384

Net interest income, (FTE)	$68,489	$69,751	$67,045	$138,239	$135,165
Total noninterest income	26,086	27,355	21,812	53,441	41,085
Net securities gains	(10)	(6)	(8)	(16)	(27)
Total Revenue	94,565	97,100	88,849	191,664	176,223

Adjustments to Revenue:
Derivative mark-to-market	(277)	1,430	(221)	1,153	(1,962)
Total Revenue - Core	$94,842	$95,670	$89,070	$190,511	$178,185

(10)Core Efficiency Ratio	53.21%	53.18%	56.73%	53.20%	57.46%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	June 30,	March 31,	June 30,
	2021	2021	2020
Tangible Equity:
Total shareholders' equity	$1,106,419	$1,087,480	$1,075,705
Less: intangible assets	315,497	316,148	318,072
Tangible Equity	790,922	771,332	757,633
Less: preferred stock	—	—	—
Tangible Common Equity	$790,922	$771,332	$757,633

Tangible Assets:
Total assets	$9,402,402	$9,416,989	$9,364,655
Less: intangible assets	315,497	316,148	318,072
Tangible Assets	$9,086,905	$9,100,841	$9,046,583
Less: PPP loans	292,355	478,453	570,887
Tangible Assets, excluding PPP loans	$8,794,550	$8,622,388	$8,475,696

(12)Tangible Common Equity as a percentage of Tangible Assets	8.70%	8.48%	8.37%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	8.99%	8.95%	8.94%

Shares Outstanding at End of Period	96,201,628	96,248,476	98,132,697
(11)Tangible Book Value Per Common Share	$8.22	$8.01	$7.72

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Pre-tax pre-provision income:
Net interest income	$68,199	$69,442	$66,686	$137,641	$134,410
Noninterest income	26,086	27,355	21,812	53,441	41,085
Noninterest expense	51,542	51,859	52,756	103,401	103,027
Pre-tax pre-provision income	$42,743	$44,938	$35,742	$87,681	$72,468

Net securities gains	($10)	($6)	($8)	($16)	($27)
COVID-19 related	232	74	419	306	442
Branch consolidation	(22)	40	—	18	—
Core pre-tax pre-provision income	$42,943	$45,046	$36,153	$87,989	$72,883

Net charge-offs	$3,927	$3,270	$4,493	$7,197	$8,022